As filed with the Securities and Exchange Commission on February 22, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-52522

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-65720

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-118376

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-118377

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-121828

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-129628

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-163067

UNDER

THE SECURITIES ACT OF 1933

TOREADOR RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Toreador Holding SAS

5 rue Scribe

75009 Paris, France

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tony Vermeire

President and Treasurer

Toreador Resources Corporation

13760 Noel Road, Suite 1100

Dallas, TX 75240-1383

214-559-3933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip Richter

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

(212) 859-8000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Toreador Resources Corporation, a Delaware corporation (the “Company”), remove from registration all securities registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-3 (No. 333-52522), pertaining to the registration of 2,125,000 shares of Common Stock, $0.15625 par value per share, of the Company, which was filed with the Commission on December 22, 2000.

•

Registration Statement on Form S-3 (No. 333-65720), pertaining to the registration of 280,900 shares of Common Stock, $0.15625 par value per share, of the Company, which was filed with the Commission on July 24, 2001.

•

Registration Statement on Form S-3 (No. 333-118376), pertaining to the registration of 914,634 shares of Common Stock, $0.15625 par value per share, of the Company, which was filed with the Commission on August 20, 2004.

•

Registration Statement on Form S-3 (No. 333-118377), pertaining to the registration of 2,924,033 shares of Common Stock, $0.15625 par value per share, of the Company, which was filed with the Commission on August 20, 2004.

•

Registration Statement on Form S-3 (No. 333-121828), pertaining to the registration of 1,437,500 shares of Common Stock, $0.15625 par value per share, of the Company, which was filed with the Commission on January 4, 2005, as amended by Amendment No. 1 to Form S-3, which was filed with the Commission on February 2, 2005, and Amendment No. 2 to Form S-3, which was filed with the Commission on February 8, 2005.

•

Registration Statement on Form S-3 (No. 333-129628), pertaining to the registration of 3,518,813 shares of Common Stock, $0.15625 par value per share, of the Company and $86,250,000 principal amount of the Company’s 5.00% Convertible Notes due 2025, which was filed with the Commission on November 10, 2005, as amended by Amendment No. 1 to Form S-3, which was filed with the Commission on November 28, 2005.

•

Registration Statement on Form S-3 (No. 333-163067), pertaining to the shelf registration of an indeterminate number of shares of the Company’s common stock, preferred stock depositary shares, warrants, subscription rights, debt securities, share purchase contracts, share purchase units and units, up to a total dollar amount of $200,000,000, which was filed with the Commission on November 12, 2009, as amended by Amendment No. 1 to Form S-3, which was filed with the Commission on December 16, 2009.

On August 9, 2011, the Company entered into an Agreement and Plan of Merger and Contribution dated August 9, 2011, as amended (the “Merger Agreement”) by and among the Company, ZaZa Energy, LLC, ZaZa Energy Corporation (“New ZaZa”) and Thor Merger Sub Corporation (“Thor Merger Sub”), providing for, among other things, the merger of Thor Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation as a wholly-owned subsidiary of New Zaza. On February 15, 2012, at a special meeting of the stockholders of the Company, the stockholders voted to approve the Merger, as contemplated by the Merger Agreement. The Merger became effective on February 21, 2012, pursuant to the certificate of merger filed with the Secretary of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on February 22, 2012.

TOREADOR RESOURCES CORPORATION

By:	/s/ Tony Vermeire
Tony Vermeire
President and Treasurer

Pursuant to the requirements of Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-3 have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Vermeire Tony Vermeire	President and Treasurer (Principal Executive, Financial and Accounting Officer)	February 22, 2012

/s/ Craig M. McKenzie Craig M. McKenzie	Director	February 22, 2012

/s/ Todd Alan Brooks Todd Alan Brooks	Director	February 22, 2012